Filed Pursuant to Rule 424(b)(2)
Filed No. 333-164364-01
and 333-164364

CALCULATION OF REGISTRATION FEE

Class of securities offered	Aggregate offering price	Amount of Registration Fee (1)
3.30% Senior Notes	$1,000,000,000	$114,600

(1)	The filing fee of $114,600 is calculated in accordance with Rule 457(o) and 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 15, 2010)

$1,000,000,000

PNC Funding Corp

3.30% Senior Notes due March 8, 2022

Unconditionally Guaranteed by

The PNC Financial Services Group, Inc.

The senior notes in the aggregate principal amount of $1,000,000,000 offered pursuant to this prospectus supplement and the accompanying prospectus will mature on March 8, 2022 and bear interest at 3.30% per annum, payable semi-annually in arrears on March 8 and September 8 of each year, commencing on September 8, 2012 (the “Senior Notes”). The Senior Notes will be redeemable in whole or in part by PNC Funding Corp on or after the 30th day prior to the maturity date at 100% of the principal amount of the notes (par), plus accrued and unpaid interest thereon to the date of redemption. Other than as described in the preceding sentence, the Senior Notes are not redeemable prior to maturity. There is no sinking fund for the Senior Notes.

The Senior Notes will rank equally with all other existing and future senior unsecured indebtedness of PNC Funding Corp. The PNC Financial Services Group, Inc. will guarantee the Senior Notes, and the guarantees will rank equally with the existing and future senior unsecured indebtedness of The PNC Financial Services Group, Inc.

See “Risk Factors” on page S-4 to read about important factors you should consider before buying the Senior Notes. The Senior Notes and the guarantees are not deposits of a bank and are not insured by the United States Federal Deposit Insurance Corporation or any other insurer or government agency. The Senior Notes are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts	Proceeds to us
Per Senior Note	99.444%	0.45%	98.994%
Total	$994,440,000	$4,500,000	$989,940,000

(1)	Plus accrued interest, if any, from the original issue date.

The Senior Notes will not be listed on any securities exchange. Currently, there is no public trading market for the Senior Notes.

The underwriters expect to deliver the Senior Notes to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a société anonyme (“Clearstream”), on or about March 8, 2012.

Joint Book-Running Managers

J.P. Morgan Morgan Stanley PNC Capital Markets LLC

March 5, 2012

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About This Prospectus Supplement

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus and in “Incorporation of Certain Documents by Reference” in this prospectus supplement.

References to “PNC” in this prospectus supplement and in the accompanying prospectus are references to The PNC Financial Services Group, Inc., specifically; references to “PNC Funding” in this prospectus supplement and the accompanying prospectus are references to PNC Funding Corp, a wholly owned indirect subsidiary of PNC, specifically; and references to “we,” “us” and “our” are references to PNC and PNC Funding collectively. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement and the accompanying prospectus are stated in U.S. dollars.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are offering to sell the Senior Notes only in places where sales are permitted. We are not, and the underwriters are not, making an offer to sell the Senior Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference herein or in the accompanying prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the Senior Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Cautionary Statement Regarding Forward-Looking Statements

We make statements in this prospectus supplement and the accompanying prospectus, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels and ratios, liquidity levels, asset levels, asset quality and other matters regarding or affecting PNC and our future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

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Our forward-looking statements are subject to the following principal risks and uncertainties.

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of U.S. and global financial markets.

•

The impact on financial markets and the economy of the downgrade by Standard & Poor’s of U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the level of U.S. and European government debt, as well as issues surrounding the level of U.S. and European government debt and concerns regarding the creditworthiness of certain sovereign governments in Europe.

•	Actions by Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•	Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness.

•	Slowing or failure of the current moderate economic recovery.

•

Continued effects of aftermath of recessionary conditions and uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on levels of unemployment, loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•

Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than we are currently expecting. These statements are based on our current view that the modest economic expansion will persist in 2012 and interest rates will remain very low.

•

Legal and regulatory developments could have an impact on ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•

Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation and changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects, and changes in accounting policies and principles. We will be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and to Basel III initiatives.

•

Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. In addition to matters relating to PNC’s business and activities, such matters may include proceedings, claims, investigations, or inquiries relating to pre-acquisition business and activities of acquired companies, such as National City. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.

•	Results of regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.

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•	Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital standards. In particular, our results currently depend on our ability to manage elevated levels of impaired assets.

•

Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in SEC filings.

•	Our acquisition of RBC Bank (USA) presents us with risks and uncertainties related both to the acquisition itself and to the integration of the acquired businesses into PNC, including:

•

Anticipated benefits of the transaction, including cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•

Our ability to achieve anticipated results from this transaction is dependent also on the extent of credit losses in the acquired loan portfolios and the extent of deposit attrition, in part related to the state of economic and financial markets. Also, litigation and regulatory and other governmental investigations that may be filed or commenced, as a result of this transaction or otherwise, could impact the timing or realization of anticipated benefits to PNC.

•

Integration of RBC Bank (USA)’s business and operations into PNC, may take longer than anticipated or be substantially more costly than anticipated or have unanticipated adverse results relating to RBC Bank (USA)’s or PNC’s existing businesses. PNC’s ability to integrate RBC Bank (USA) successfully may be adversely affected by the fact that this transaction results in PNC entering several markets where PNC did not previously have any meaningful retail presence.

•

In addition to the RBC Bank (USA) transaction, we grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits. These other acquisitions often present risks and uncertainties analogous to those presented by the RBC Bank (USA) transaction. Acquisition risks include those presented by the nature of the business acquired as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.

•

Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and in competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding some of these factors in our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC and available on the SEC’s website at www.sec.gov, including the “Risk Factors” and “Risk Management” sections of that report, as such discussions may be amended or supplemented in other reports filed by us with the SEC and elsewhere in this prospectus supplement and the accompanying prospectus. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus supplement and the accompanying prospectus or in our other filings with the SEC.

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Incorporation of Certain Documents by Reference

The SEC allows us to incorporate information in this document by reference to other documents filed separately with the SEC. This means that PNC can disclose important information to you by referring you to those other documents. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the website is www.sec.gov. The reports and other information filed by PNC with the SEC are also available at our Internet website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this prospectus supplement or the accompanying prospectus.

This document incorporates by reference the documents listed below that we previously filed with the SEC. They contain important information about PNC and its financial condition.

Filing	Period or date filed
Annual Report on Form 10-K	Year ended December 31, 2011
Current Reports on Form 8-K	Filed with the SEC on January 6, 2012, February 13, 2012, February 17, 2012 and March 5, 2012

In addition, PNC also incorporates by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this document and the date of the termination of the offer being made pursuant to this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Notwithstanding the foregoing, PNC is not incorporating any document or information that it furnished rather than filed with the SEC.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. You may request a copy of these filings at the address and telephone number set forth below.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or

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disclosure information about PNC. The agreements may contain representations and warranties by PNC or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit into this prospectus supplement or the accompanying prospectus. You can obtain documents incorporated by reference in this prospectus supplement or the accompanying prospectus by requesting them in writing or by telephone at the following address:

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: Shareholder Services

Telephone: (800) 982-7652

Email: webqueries@computershare.com

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Summary

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated herein and therein by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the Senior Notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the Senior Notes is appropriate for you.

About The PNC Financial Services Group, Inc.

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, North Carolina, Florida, Indiana, Kentucky, Washington, D.C., Delaware, Georgia, Virginia, Missouri, Wisconsin, Alabama and South Carolina. PNC also provides certain products and services internationally. As of December 31, 2011, PNC had total consolidated assets of approximately $271.2 billion, total consolidated deposits of approximately $188.0 billion and total consolidated shareholders’ equity of approximately $34.1 billion.

PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, we have diversified our geographical presence, business mix and product capabilities through internal growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.

PNC common stock is listed on the New York Stock Exchange under the symbol “PNC.”

PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities businesses can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit or other agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt or pay dividends on its preferred stock. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks, even when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

About PNC Funding Corp

PNC Funding is a wholly owned indirect subsidiary of PNC. PNC Funding was incorporated under Pennsylvania law in 1972 and is engaged in financing the activities of PNC and its subsidiaries through the issuance of commercial paper and other debt guaranteed by PNC.

PNC Funding’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

The Offering

The following description contains basic information about the Senior Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Senior Notes. For a more complete understanding of the Senior Notes, you should read the section of this prospectus supplement entitled “Certain Terms of the Senior Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities and Guarantees.” To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Securities offered	3.30% Senior Notes due March 8, 2022

Issuer	PNC Funding Corp

Guarantor	The PNC Financial Services Group, Inc.

Aggregate principal amount	$1,000,000,000

Maturity date	March 8, 2022

Issue date	March 8, 2012

Issue price	99.444% plus accrued interest, if any, from and including March 8, 2012

Interest rate	3.30% annually

Interest payment dates	Each March 8 and September 8, commencing September 8, 2012

Record dates	Each March 1 and September 1

Form	Fully-registered global notes in book-entry form

Denominations	$2,000 and integral multiples of $1,000 in excess thereof

Further issuance	The Senior Notes will be limited initially to $1.0 billion in aggregate principal amount. PNC may, however, “reopen” the Senior Notes and issue an unlimited principal amount of additional notes in the future without the consent of the holders.

Use of proceeds	We estimate that the net proceeds of this offering will be approximately $989.6 million, after deducting underwriting discounts and commissions and estimated expenses. We expect to use the net proceeds from the sale of the Senior Notes for general corporate purposes, which may include: advances to PNC and its subsidiaries to finance their activities, repayment of outstanding indebtedness, and repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries.

Optional redemption	The Senior Notes will be redeemable in whole or in part by PNC Funding on or after the 30th day prior to the maturity date at 100% of the principal amount of the notes (par), plus accrued and unpaid interest thereon to the date of redemption. PNC Funding will provide 30 to 60 calendar days notice of redemption to the registered holder of the note.

Risk factors	Investing in the Senior Notes involves certain risks. See page S-4.

Conflicts of Interest

Our affiliate, PNC Capital Markets LLC, is a member of the Financial Industry Regulatory Authority (“FINRA”) and is participating in the distribution of the Senior Notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including PNC Capital Markets LLC and other affiliates may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Senior Notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Risk Factors

Your investment in the Senior Notes involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any Senior Notes, you should carefully consider the risks and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussions under “Item 1A—Risk Factors” and “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Management” in our Annual Report on Form 10-K for the year ended December 31, 2011, as such discussions may be amended or updated in other reports filed by us with the SEC.

Consolidated Ratio of Earnings to Fixed Charges

The table below sets forth PNC’s consolidated ratios of earnings to fixed charges for the periods presented.

	Year Ended December 31
	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges*
Excluding interest on deposits	5.03x	4.39x	3.28x	1.96x	2.35x
Including interest on deposits	3.37	2.80	2.01	1.39	1.50

*	“Earnings” is computed as pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges excluding interest on deposits, minus noncontrolling interests in pretax income of subsidiaries that have not incurred fixed charges, minus interest capitalized, minus interest on deposits.

“Fixed charges” is computed as interest in borrowed funds, plus the interest component of rentals, plus amortization of notes and debentures, plus interest capitalized, plus interest on deposits.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $989.6 million, after deducting underwriting discounts and commissions and estimated expenses. We expect to use the net proceeds from the sale of the Senior Notes for general corporate purposes, which may include:

•	advances to PNC and its subsidiaries to finance their activities,

•	repayment of outstanding indebtedness, and

•	repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries.

Certain Terms of the Senior Notes

The Senior Notes offered by this prospectus supplement will be issued by PNC Funding under an Indenture dated as of December 1, 1991, among PNC, PNC Funding and The Bank of New York Mellon, which was formerly known as The Bank of New York, as successor to JPMorgan Chase Bank, which was formerly known as The Chase Manhattan Bank, as Trustee, as supplemented by a Supplemental Indenture dated as of February 15, 1993, a Second Supplemental Indenture dated as of February 15, 2000, a Third Supplemental Indenture dated as of December 19, 2008, a Fourth Supplemental Indenture dated as of December 19, 2008 and a Fifth Supplemental Indenture dated as of March 31, 2009. References to the Indenture in this section will mean the Indenture as so supplemented. The accompanying prospectus provides a more complete description of the Indenture. The Senior Notes will be Senior Debt Securities, as such term is defined in the accompanying prospectus. The following description of the particular terms of the Senior Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Senior Debt Securities in the accompanying prospectus, to which description we refer you. The accompanying prospectus sets forth the meaning of certain capitalized terms used herein and not otherwise defined.

General

The Senior Notes issued in this offering initially will be limited to $1,000,000,000 principal amount. The Senior Notes will mature on March 8, 2022. There is no sinking fund for the Senior Notes. The Senior Notes are not convertible into, or exchangeable for, equity securities of PNC or PNC Funding. The Senior Notes will rank equally with all of PNC Funding’s other senior unsecured indebtedness. As of December 31, 2011, PNC Funding had $11.3 billion of outstanding senior unsecured indebtedness.

The Senior Notes are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

Interest

The Senior Notes will bear interest at the rate of 3.30% per annum. Interest on the Senior Notes will accrue from and including March 8, 2012 and will be payable semi-annually in arrears on March 8 and September 8 of each year (each an “interest payment date”), commencing on September 8, 2012. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the Senior Notes will accrue from and including March 8, 2012, to, but excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the Senior Notes. If an interest payment date or the maturity date for the Senior Notes falls on a day that is not a business day, PNC Funding will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Senior Notes will not be entitled to any further interest or other payments with respect to such postponements.

When we use the term “business day”, we mean any day except a Saturday, a Sunday or a legal holiday in the City of New York or the City of Pittsburgh on which banking institutions are authorized or obligated by law, regulation or executive order to close. The interest payable on the Senior Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Senior Notes are registered at the close of business on March 1 and September 1, whether or not a business day, immediately preceding the interest payment date. However, interest that PNC Funding pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at PNC Funding’s option in the event the Senior Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

Guarantees

The Senior Notes are unconditionally guaranteed by PNC. The PNC guarantee of the Senior Notes will rank equally with the existing and future senior unsecured indebtedness of PNC. As of December 31, 2011, the outstanding senior indebtedness of PNC was approximately $10.9 billion, which as of that date consisted of the guarantee of senior indebtedness of PNC Funding of $10.5 billion and $0.4 billion of senior indebtedness of National City, for which PNC became the obligor upon consummation of the merger with National City. The Senior Notes are not guaranteed by the subsidiaries of PNC. Because PNC is a holding company, the PNC guarantee is effectively subordinated to all indebtedness and other liabilities (including trade payables and deposits) of PNC’s subsidiaries.

Optional Redemption

The Senior Notes will be redeemable in whole or in part by PNC Funding on or after the 30th day prior to the maturity date at 100% of the principal amount of the notes (par), plus accrued and unpaid interest thereon to the date of redemption. PNC Funding will provide 30 to 60 calendar days notice of the redemption to the registered holder of the note.

Other than as set forth in the paragraph above, the Senior Notes are not redeemable prior to maturity.

Further Issuances

PNC Funding may, from time to time, without the consent of the holders of the Senior Notes, create and issue further notes having the same terms and conditions as the Senior Notes that are equal in rank to the Senior Notes offered by this prospectus supplement in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the further notes or except in some cases for the first payment of interest following the issue date of the further notes). These further notes may be consolidated and form a single series with the series of notes of which the Senior Notes form a part and will have the same terms as to status or otherwise as the Senior Notes.

Delivery and Form

The Senior Notes will be represented by one or more permanent global certificates (each a “Global Note” and collectively, the “Global Notes”) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee). The Senior Notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Unless and until certificated Senior Notes are issued under the limited circumstances described in the accompanying prospectus, no beneficial owner of a Senior Note shall be entitled to receive a definitive certificate representing Senior Notes. So long as DTC or any successor depositary (collectively, the “Depositary”) or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Senior Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear and Clearstream.

Clearance and Settlement Procedures

Initial settlement for the Senior Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the Senior Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences with respect to Senior Notes that were purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Senior Notes. This summary assumes that the Senior Notes will be treated as debt instruments for United States federal income tax purposes. This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, partnerships or other pass-through entities, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, or persons who hold Senior Notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO OWNERSHIP AND DISPOSTION OF OUR SENIOR NOTES. PROSPECTIVE PURCHASERS OF THE SENIOR NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE SENIOR NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of the following summary, a “U.S. Holder” is a beneficial owner of Senior Notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of Senior Notes that is neither a U.S. Holder nor a partnership for United States federal income tax purposes. If a an entity or an arrangement treated as a partnership for U.S. Federal income tax purposes holds Senior Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Senior Notes, you should consult your tax advisor.

United States Federal Income Taxation of U.S. Holders

Payments of Stated Interest. Stated interest on a Senior Note will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder’s regular method of accounting for United States federal income tax purposes. Certain U.S. Holders may also be subject to a tax on “net investment income.” Please see the discussion under “—Recently Enacted Legislation” below for additional information on the potential application of this tax.

Disposition of the Senior Note. Upon the sale, exchange or other taxable disposition of a Senior Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such holder’s adjusted tax basis in the Senior Note. A U.S. Holder’s adjusted tax basis in a Senior Note generally will equal the cost of the Senior Note to such holder. Any gain or loss recognized on the disposition of a Senior Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Senior Note is more than one year. Long-term capital gain recognized by an individual U.S. Holder generally is subject to tax at a lower rate than short-term capital gain or ordinary income. The deductibility of capital losses is subject to significant limitations. Beginning in 2013, certain U.S. Holders may also be subject to a tax on “net investment income.” Please see the discussion under “—Recently Enacted Legislation” below for additional information on the potential application of this tax.

Backup Withholding and Information Reporting. For each calendar year in which the Senior Notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold a tax at the current rate of 28% of each payment on the Senior Notes and on the proceeds from a sale of the Senior Notes. The backup withholding obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

Backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

Recently Enacted Legislation. Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain trusts and estates beginning in 2013. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of certain property, less certain related deductions.

Prospective purchasers should consult an independent tax advisor regarding the possible implications of this legislation on their particular circumstances.

United States Federal Income Taxation of Non-U.S. Holders

Payment of Interest. Subject to the discussion of backup withholding below, payments of interest on the Senior Notes to a Non-U.S. Holder will not be subject to United States federal withholding tax under the “portfolio interest exemption,” provided that:

•

such payments are not effectively connected with the conduct of a United States trade or business, or in the case of an income tax treaty resident, a United States permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;

•	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

•

either (a) the beneficial owner of the Senior Notes certifies on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the Senior Notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that such a certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% United States federal withholding tax unless the beneficial owner of the Senior Note provides a properly executed:

•	IRS Form W-8BEN (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the Senior Note is not subject to withholding tax because it is effectively connected with a United States trade or business of the beneficial owner (in which case such interest will be subject to regular graduated United States tax rates as described below).

Please consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the Senior Note is effectively connected with a United States trade or business of the beneficial owner (and if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base), the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (unless reduced by an applicable income tax treaty) in respect of such interest.

Disposition of the Senior Notes. No withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange (except as described above under “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest”) or other disposition of a Senior Note.

Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Senior Note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain or income is effectively connected with a United States trade or business (and, if required by an applicable treaty, is attributable to a United States permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of a Senior Note generally will not be subject to United States federal income tax, provided the Non-U.S. Holder satisfies the requirements of the “portfolio interest exemption” and is not subject to United States federal income tax on interest on a net income basis, in each case as discussed under “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest.”

Backup Withholding and Information Reporting. United States backup withholding tax will not apply to payments of interest on a Senior Note or proceeds from the sale or other disposition of a Senior Note payable to a

Non-U.S. Holder if the certification described in “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

Underwriting

We are offering the Senior Notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the principal amount of Senior Notes listed next to its name in the following table:

Underwriter	Principal Amount of Senior Notes
J.P. Morgan Securities LLC	$250,000,000
Morgan Stanley & Co. LLC	250,000,000
PNC Capital Markets LLC	250,000,000
Citigroup Global Markets	100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,000,000
Sandler O’Neill & Partners, L.P.	50,000,000

Total	$1,000,000,000

The underwriters have advised us that they are committed to purchase all the Senior Notes offered by us if they purchase any Senior Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the Senior Notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of 0.25% of the principal amount of the Senior Notes. Any such dealers may resell Senior Notes to certain other brokers or dealers at a discount of up to 0.125% of the principal amount of the Senior Notes. After the initial public offering of the Senior Notes, the offering price and other selling terms may be changed by the underwriters. The offering of the Senior Notes by the underwriter is subject to receipt and acceptance and subject to underwriters’ right to reject any order in whole or in part. Sales of Senior Notes made outside of the United States may be made by affiliates of the underwriters.

The underwriting fee is equal to the public offering price per Senior Note less the amount paid by the underwriters to us per Senior Note. The following table shows the per note and total underwriting discounts and commissions to be paid to the underwriters.

Per Senior Note	0.450%
Total	$4,500,000

We estimate that our total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $347,100.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

There is currently no public trading market for the Senior Notes. In addition, we have not applied and do not intend to apply to list the Senior Notes on any securities exchange or to have the Senior Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Senior Notes. However, they are not obligated to do so and may discontinue any market-making in the Senior Notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the Senior Notes will develop, that you will be able to sell your Senior Notes at a particular time, or that the price you receive when you sell will be favorable.

In connection with this offering of the Senior Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Senior Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Senior Notes. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover short positions.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Senior Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the Senior Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have in the past provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Our affiliate, PNC Capital Markets LLC, is a member of the Financial Industry Regulatory Authority (“FINRA”) and is participating in the distribution of the Senior Notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including PNC Capital Markets LLC and other affiliates may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Senior Notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the initial purchasers to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the initial purchasers have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the initial purchasers to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Legal Matters

Certain legal matters relating to the Senior Notes offered by this prospectus supplement will be passed upon by George P. Long, III, Esq., Chief Governance Counsel and Corporate Secretary of PNC. Mr. Long beneficially owns or has rights to acquire, an aggregate of less than 1% of PNC’s common stock. Additionally, certain tax matters relating to the offering will be passed upon for us by Reed Smith LLP, special counsel to PNC. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

THE PNC FINANCIAL SERVICES GROUP, INC.

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

Guarantees

PNC FUNDING CORP

Debt Securities

Warrants

We may offer and sell the securities listed above from time to time in one or more offerings. We may also issue common stock, preferred stock, or debt securities upon the conversion, exchange or exercise of certain of the securities listed above. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. When we decide to sell a particular series of securities, we will provide the specific terms of the securities to be offered in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

In addition, PNC Capital Markets LLC and other affiliates of ours may use this prospectus in reoffers and resales in market-making transactions in any of these securities after their initial sale.

The common stock of The PNC Financial Services Group, Inc. is listed on the New York Stock Exchange under the symbol “PNC.”

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707, and its telephone number is 412-762-2000.

Investing in these securities involves certain risks. For a discussion of certain risks that you should consider in connection with an investment in our securities, see “Risk Factors” in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010) and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. See also the section called “Risk Factors” on page 4 of this prospectus.

These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 15, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may sell these securities either separately or in units. We also may issue common stock, preferred stock, or debt securities upon the conversion, exchange or exercise of certain of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC office mentioned below under the heading “Where You Can Find More Information.”

Following the initial distribution of an offering of securities, PNC Capital Markets LLC and other affiliates of ours may offer and sell those securities in secondary market transactions. PNC Capital Markets LLC and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with these transactions. Sales in any of these transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the applicable prospectus supplement, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus or the applicable prospectus supplement, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement is correct as of any time subsequent to the date of such information.

In this prospectus, we use “PNC” to refer to The PNC Financial Services Group, Inc. specifically, “PNC Funding” to refer to PNC Funding Corp specifically; and “we” or “us” to refer collectively to PNC and PNC Funding, unless the context requires otherwise. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

WHERE YOU CAN FIND MORE INFORMATION

PNC files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The reports and other information filed by PNC with the SEC are also available at our Internet website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and because we incorporate by reference future filings with the SEC later information that we file will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC and any future filings that PNC makes with the SEC under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement, or if later until the date on which any of our affiliates cease offering and selling these securities:

Company SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010)

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2009 Quarter ended June 30, 2009 Quarter ended September 30, 2009

Current Reports on Form 8-K	January 2, 2009 (two filings), February 13, 2009, February 19, 2009, March 3, 2009 (Item 8.01 information only), April 3, 2009, April 14, 2009, May 4, 2009, May 14, 2009, May 27, 2009 (Item 8.01 filing only), June 9, 2009, August 21, 2009, September 21, 2009, November 20, 2009, December 23, 2009 and January 15, 2010 (two filings) (one of the Current Reports filed on January 15, 2010 updates the historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 primarily to reflect updated business segment reporting disclosures)

Description of Common Stock on Form 8-A (including any amendment or report filed with the SEC for the purpose of updating this description)	September 24, 1987

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: Shareholder Services

Telephone: (800) 982-7652

Email: webqueries@computershare.com

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010) which report is incorporated by reference in this prospectus. You should also review the risk factors that will be set forth in other documents that we file with the SEC after the date of this prospectus. See “Where You Can Find More Information.” Additional risk factors may also be set forth in any applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including information incorporated in them by reference, have statements regarding our outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality and/or other matters regarding or affecting PNC that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance. Our forward-looking statements are subject to the following principal risks and uncertainties. We provide greater detail regarding some of these factors in PNC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), filed with the SEC and available on the SEC’s website at www.sec.gov, including in the Risk Factors and Risk Management sections of those reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus and any accompanying prospectus supplement or in our other filings with the SEC.

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Our businesses and financial results are affected by business and economic conditions, both generally and specifically in the principal markets in which we operate. In particular, our businesses and financial results may be impacted by:

•	Changes in interest rates and valuations in the debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of financial markets, including such disruptions in the markets for real estate and other assets commonly securing financial products.

•	Actions by the Federal Reserve and other government agencies, including those that impact money supply and market interest rates.

•	Changes in our customers’, suppliers’ and other counterparties’ performance in general and their creditworthiness in particular.

•	Changes in levels of unemployment.

•	Changes in customer preferences and behavior, whether as a result of changing business and economic conditions or other factors.

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A continuation of recent turbulence in significant portions of the U.S. and global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities and indirectly by affecting our counterparties and the economy generally.

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Our business and financial performance could be impacted as the financial industry restructures in the current environment, both by changes in the creditworthiness and performance of our counterparties and by changes in the competitive and regulatory landscape.

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Given current economic and financial market conditions, our forward-looking financial statements are subject to the risk that these conditions will be substantially different than we are currently expecting. These statements are based on our current expectations that interest rates will remain low in the first half of 2010 but will move upward in the second half of the year and our view that the modest economic recovery that began last year will extend through 2010.

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Legal and regulatory developments could have an impact on our ability to operate our businesses or our financial condition or results of operations or our competitive position or reputation. Reputational impacts, in turn, could affect matters such as business generation and retention, our ability to attract and retain management, liquidity, and funding. These legal and regulatory developments could include:

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Changes resulting from legislative and regulatory responses to the current economic and financial industry environment, including current and future conditions or restrictions imposed as a result of our participation in the TARP Capital Purchase Program.

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Other legislative and regulatory reforms, including broad-based restructuring of financial industry regulation as well as changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other aspects of the financial institution industry.

•	Increased litigation risk from recent regulatory and other governmental developments.

•	Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental inquiries.

•	The results of the regulatory examination and supervision process, including our failure to satisfy the requirements of agreements with governmental agencies.

•	Changes in accounting policies and principles.

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Our issuance of securities to the US Department of the Treasury may limit our ability to return capital to our shareholders and is dilutive to PNC’s common shares. If we are unable previously to redeem the shares, the dividend rate increases substantially after five years.

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Our business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through the effective use of third-party insurance, derivatives, and capital management techniques, and by our ability to meet evolving regulatory capital standards.

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The adequacy of our intellectual property protection, and the extent of any costs associated with obtaining rights in intellectual property claimed by others, can impact our business and operating results.

•	Our ability to anticipate and respond to technological changes can have an impact on our ability to respond to customer needs and to meet competitive demands.

•	Our ability to implement our business initiatives and strategies could affect our financial performance over the next several years.

•	Competition can have an impact on customer acquisition, growth and retention, as well as on our credit spreads and product pricing, which can affect market share, deposits and revenues.

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Our business and operating results can also be affected by widespread natural disasters, terrorist activities or international hostilities, either as a result of the impact on the economy and capital and other financial markets generally or on us or on our customers, suppliers or other counterparties specifically.

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Also, risks and uncertainties that could affect the results anticipated in forward-looking statements or from historical performance relating to our equity interest in BlackRock, Inc. are discussed in more detail in BlackRock’s filings with the SEC, including in the Risk Factors sections of BlackRock’s reports. BlackRock’s SEC filings are accessible on the SEC’s website and on or through BlackRock’s website at www.blackrock.com. This material is referenced for informational purposes only and should not be deemed to constitute a part of this prospectus or any prospectus supplement.

In addition, our acquisition of National City Corporation (“National City”) on December 31, 2008 presents us with a number of risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired businesses into PNC. These risks and uncertainties include the following:

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The anticipated benefits of the transaction, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

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Our ability to achieve anticipated results from this transaction is dependent on the state going forward of the economic and financial markets, which have been under significant stress recently. Specifically, we may incur more credit losses from National City’s loan portfolio than expected. Other issues related to achieving anticipated financial results include the possibility that deposit attrition or attrition in key client, partner and other relationships may be greater than expected.

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Legal proceedings or other claims made and governmental investigations currently pending against National City, as well as others that may be filed, made or commenced relating to National City’s business and activities before the acquisition, could adversely impact our financial results.

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Our ability to achieve anticipated results is also dependent on our ability to bring National City’s systems, operating models and controls into conformity with ours and to do so on our planned time schedule. The integration of National City’s business and operations into PNC, which will include conversion of National City’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to National City’s or PNC’s existing businesses. PNC’s ability to integrate National City successfully may be adversely affected by the fact that this transaction will result in PNC entering several markets where PNC did not previously have any meaningful retail presence.

In addition to the National City transaction, we grow our business from time to time by acquiring other financial services companies. Acquisitions in general present us with risks, in addition to those presented by the nature of the business acquired, similar to some or all of those described above relating to the National City acquisition.

THE PNC FINANCIAL SERVICES GROUP, INC.

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. As described further below PNC acquired National City on December 31, 2008.

PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographical presence, business mix and product capabilities through internal growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.

PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, residential mortgage banking and global investment servicing, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Missouri, Virginia, Delaware, Washington, DC and Wisconsin. PNC also provides certain investment servicing internationally.

On December 31, 2008, PNC acquired National City for approximately $6.1 billion. The total consideration included approximately $5.6 billion of PNC common stock, $150 million of preferred stock, and cash paid to warrant holders by National City.

PNC completed the acquisition primarily by issuing approximately 95 million shares of PNC common stock. In accordance with purchase accounting methodologies, National City Bank’s balance sheet was adjusted to fair value at which time the bank was under-capitalized from a regulatory perspective. However, PNC’s consolidated balance sheet remained well-capitalized and liquid.

On December 31, 2008 PNC issued to the US Department of the Treasury $7.6 billion of preferred stock together with a warrant to purchase shares of common stock of PNC, in accordance with the terms of the TARP Capital Purchase Program. These proceeds were used to enhance National City Bank’s regulatory capital position to well-capitalized in order to continue serving the credit and deposit needs of existing and new customers. On a consolidated basis, these proceeds also resulted in further improvement to our liquidity and capital positions.

We completed the required divestiture of 61 of National City Bank’s branches including $4.1 billion of deposits and $.8 billion of loans by September 4, 2009. We merged National City Bank into PNC Bank, National Association (“PNC Bank”) on November 6, 2009.

PNC stock is listed on the New York Stock Exchange under the symbol “PNC.” As of September 30, 2009, PNC had total consolidated assets of approximately $271.4 billion, total consolidated deposits of approximately $183.8 billion and total consolidated shareholders’ equity of approximately $28.9 billion. PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities businesses can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit or other agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

PNC FUNDING CORP

PNC Funding is a wholly owned indirect subsidiary of PNC. PNC Funding was incorporated under Pennsylvania law in 1972 and is engaged in financing the activities of PNC and its subsidiaries through the issuance of commercial paper and other debt guaranteed by PNC.

PNC Funding’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following unaudited table presents the consolidated ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K for The PNC Financial Services Group, Inc. and subsidiaries. You should read these ratios in conjunction with exhibit 12.1 and the other information in our Quarterly Report on Form 10-Q for the period ended September 30, 2009, which report is incorporated by reference in this prospectus.

	Nine months ended September 30, 2009	Year Ended December 31
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges
Excluding interest on deposits	2.46x	2.08x	2.44x	5.64x	3.93x	5.86x
Including interest on deposits	1.65	1.45	1.55	2.60	2.18	3.06

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

The following unaudited table presents the consolidated ratio of earnings to fixed charges and preferred stock dividends as defined in Item 503(d) of Regulation S-K for The PNC Financial Services Group, Inc. and subsidiaries. You should read these ratios in conjunction with exhibit 12.2 and the other information in our Quarterly Report on Form 10-Q for the period ended September 30, 2009, which report is incorporated by reference in this prospectus.

	Nine months ended September 30, 2009	Year Ended December 31
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges and preferred stock dividends
Excluding interest on deposits	1.80x	2.02x	2.44x	5.63x	3.93x	5.84x
Including interest on deposits	1.42	1.44	1.55	2.60	2.18	3.06

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we will apply the net proceeds from the sale of the securities for general corporate purposes, which may include:

•	advances to PNC (in the case of PNC Funding) and its subsidiaries to finance their activities,

•	financing of possible future acquisitions,

•	repayment or redemption of outstanding indebtedness,

•	redemption of outstanding warrants, and

•	repurchases of issued and outstanding shares of common and/or preferred stock.

Until we use the net proceeds for these purposes, we will use the net proceeds to reduce our short term indebtedness or for temporary investments. We expect that we may from time to time engage in additional financings of a character and in amounts to be determined. We will not receive any of the proceeds from the sale of securities covered by this prospectus that are sold by any selling security holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This section describes the general terms and provisions of the debt securities that PNC Funding may offer, and the guarantees of those debt securities by PNC. The debt securities may be either senior debt securities, subordinated debt securities or convertible senior debt securities. The prospectus supplement will describe the specific terms of the debt securities and guarantees offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities and guarantees.

The debt securities will be issued under:

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an indenture, dated as of December 1, 1991, as supplemented by a supplemental indenture dated as of February 15, 1993, a second supplemental indenture dated as of February 15, 2000, a third supplemental indenture dated as of December 19, 2008, a fourth supplemental indenture dated as of December 19, 2008 and a fifth supplemental indenture dated as of March 31, 2009, a copy of which has been filed with the SEC. The Bank of New York Mellon, successor to The Bank of New York, successor to JPMorgan Chase Bank, N.A., successor to The Chase Manhattan Bank, formerly known as Chemical Bank, successor by merger to the Manufacturers Hanover Trust Company, is the trustee under the indenture, unless a different trustee for a series of debt securities is named in the prospectus supplement; or

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in the case of convertible senior debt securities, an indenture, dated as of June 30, 2005, with The Bank of New York Mellon, successor to The Bank of New York, successor to JPMorgan Chase Bank, N.A., as trustee, for convertible senior debt securities.

For each series of debt securities, a supplemental indenture may be entered into among PNC Funding, PNC and the trustee or such other trustee as may be named in the prospectus supplement relating to that series of debt securities.

We have summarized the material terms and provisions of the indentures in this section. We encourage you to read the indentures for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions. If the section reference to each indenture is the same, you will see one parenthetical reference. If the section references differ, the second parenthetical refers to the June 30, 2005 indenture under which the convertible senior debt securities can be issued. Differences between the indentures are also discussed, where applicable. Because the convertible debt securities will be senior debt securities, the indenture under which the senior convertible debt securities may be issued does not include sections discussing subordination and the related definitions.

Debt Securities in General

The debt securities will be unsecured obligations of PNC Funding. The indenture does not limit the amount of debt securities that we may issue from time to time in one or more series. (Section 3.01) The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 3.01) Unless otherwise specified in the prospectus supplement for a particular series of debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms relating to the offering. The terms may include:

•	the title and type of the debt securities,

•	the aggregate principal amount of the debt securities,

•	the purchase price of the debt securities,

•	the date or dates on which debt securities may be issued,

•	the date or dates on which the principal of and premium on the debt securities will be payable,

•	if the debt securities will be interest bearing:

•	the interest rate on the debt securities or the method by which the interest rate may be determined,

•	the date from which interest will accrue,

•	the record and interest payment dates for the debt securities,

•	the first interest payment date,

•	any circumstances under which we may defer interest payments,

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable,

•	any optional redemption provisions that would permit us or the holders of debt securities to redeem the debt securities before their final maturity,

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity,

•	the denominations in which the debt securities shall be issued, if issued in denominations other than $1,000 and any integral multiple thereof,

•	the portion of the principal amount of the debt securities that will be payable upon an acceleration of the maturity of the debt securities,

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whether payment of the principal of, premium, and interest on, the debt securities will be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by holders,

•	any events of default which will apply to the debt securities that differ from those contained in the indenture,

•	whether the debt securities will be issued in registered form or in bearer form, or in both registered form and bearer form,

•	the currency or currencies in which the debt securities will be denominated, payable, redeemable or repurchaseable,

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whether the debt securities are convertible and the terms and conditions applicable to conversion, including the conversion price or rate at which shares of PNC common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions,

•	whether the debt securities of such series will be issued as a global security and, if so, the identity of the depositary for such series,

•	any trustees, paying agents, transfer agents or registrars for the debt securities,

•	any special federal income tax considerations applicable to the debt securities, and

•	any other terms of such debt securities.

We intend for any subordinated debt securities offered to be included as regulatory capital under Federal Reserve Board interpretations.

If any of the debt securities are sold for, or if the principal of or any interest on any series of debt securities is payable in, foreign currencies or foreign currency units, the relevant restrictions, elections, tax consequences, specific terms and other information will be set forth in the prospectus supplement.

Although the indenture provides that we may issue debt securities in registered form, with or without coupons, or in bearer form, each series of debt securities will be issued in fully registered form unless the prospectus supplement provides otherwise. Debt securities that are not registered as to interest will have coupons attached, unless issued as original issue discount securities. The indenture under which convertible senior debt securities may be issued does not provide for the issuance of securities with coupons.

The principal of, and premium and interest on, fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. PNC Funding also has the right to make interest payments by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest on any debt securities in other forms will be payable in the manner and at the place or places as may be designated by PNC Funding and specified in the prospectus supplement. (Sections 3.01 and 5.01) (Sections 3.01 and 10.01)

You may exchange or transfer the debt securities at the corporate trust office of the trustee for the series of debt securities or at any other office or agency maintained by us for those purposes. You may transfer bearer debt securities by delivery. We will not require payment of a service charge for any transfer or exchange of the debt securities, but PNC Funding may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 3.05)

Unless the prospectus supplement provides otherwise, each series of the debt securities will be issued only in denominations of $1,000 or any integral multiple thereof and payable in dollars. (Section 3.02) Under the indenture, however, debt securities may be issued in any denomination and payable in a foreign currency or currency unit. (Section 3.01)

We may issue debt securities with “original issue discount.” Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold below their stated principal amount. The prospectus supplement will describe any special federal income tax consequences and other special considerations applicable to any securities issued with original issue discount.

Senior Debt Securities

The senior debt securities, including convertible senior debt securities, will rank equally with all senior indebtedness of PNC Funding.

“Senior indebtedness of PNC Funding” means the principal of, and premium and interest on, (i) all “indebtedness for money borrowed” of PNC Funding whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, and (ii) any deferrals, renewals or extensions of any such indebtedness. The following indebtedness of PNC Funding, however, is not considered to be senior indebtedness of PNC Funding:

•	5 1/4% Subordinated Notes Due 2015 and 5.625% Subordinated Notes due 2017.

The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, PNC Funding for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets. (Section 1.01)

There is no limitation on PNC Funding creating, incurring or issuing additional senior indebtedness.

Subordinated Debt Securities

The subordinated debt securities will rank equally with all other unsecured subordinated indebtedness of PNC Funding. The subordinated debt securities will be subordinated in right of payment to all senior indebtedness of PNC Funding. (Section 12.01) In certain events of insolvency of PNC Funding, the subordinated debt securities will also be effectively subordinated in right of payment to all “other company obligations” and will be subject to an obligation of PNC Funding to pay any “excess proceeds” (as defined in the indenture) to creditors in respect of any unpaid “other company obligations.” (Section 12.13).

“Other company obligations” means obligations of PNC Funding associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which PNC Funding incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC Funding. (Section 1.01)

Upon the liquidation, dissolution, winding up, or reorganization of PNC Funding, PNC Funding must pay to the holders of all senior indebtedness of PNC Funding the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC Funding has made those payments on the senior indebtedness:

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(i) there are amounts available for payment on the subordinated debt securities (as defined in the indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then

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PNC Funding shall first use such excess proceeds to pay in full all such “other company obligations” before PNC Funding makes any payment in respect of the subordinated debt securities. (Section 12.02)

In addition, PNC Funding may not make any payment on the subordinated debt securities in the event:

•	PNC Funding has failed to make full payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC Funding, or

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any event of default with respect to any senior indebtedness of PNC Funding has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities. (Section 12.03)

Because of the subordination provisions and the obligation to pay excess proceeds, in the event of insolvency, holders of the subordinated debt securities may recover less, ratably, than holders of senior indebtedness of PNC Funding and “other company obligations” and other creditors of PNC Funding. (Sections 12.01, 12.02, 12.03, and 12.13)

PNC Funding’s obligations under the subordinated debt securities will rank equally in right of payment with each other, subject to the obligations of the holders of subordinated debt securities to pay over any excess proceeds to creditors in respect of “other company obligations” as provided in the indenture. (Section 12.13)

Guarantees in General

PNC will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. (Section 3.12) (Section 3.11)

PNC is a holding company that conducts substantially all its operations through subsidiaries. As a result, claims of the holders of the guarantees will generally have a junior position to claims of creditors of PNC’s subsidiaries (including, in the case of any bank subsidiary, its depositors), except to the extent that PNC may itself be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to PNC by its bank subsidiaries.

Guarantees of Senior Debt Securities

The guarantees of senior debt securities, including convertible senior debt securities, will rank equally with all senior indebtedness of PNC.

“Senior indebtedness of PNC” means the principal of, and premium, if any, and interest on, (i) all “indebtedness for money borrowed” of PNC, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, and (ii) any deferrals, renewals or extensions of any such indebtedness of PNC. (Section 1.01) PNC’s guarantee of the following indebtedness of PNC Funding outstanding as of the date of this prospectus, however, is not considered to be senior indebtedness of PNC:

•	5 1/4% Subordinated Notes Due 2015 and 5.625% Subordinated Notes due 2017.

The 4.625% Subordinated Notes due 2013 originally issued by Mercantile Bankshares Corporation, which are obligations of PNC, are also not considered senior indebtedness of PNC. Additionally, the 6.875% Subordinated Notes due 2019 originally issued by National City Corporation, which are obligations of PNC, are also not considered senior indebtedness of PNC.

The term “indebtedness for money borrowed” means

•	any obligation of, or any obligation guaranteed by, PNC for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets. (Section 1.01)

“Senior indebtedness of PNC” includes PNC’s guarantee of any outstanding senior notes of PNC Funding, any senior notes that are direct obligations of PNC, including those obligations assumed by PNC upon the closing of the acquisition of National City and PNC’s guarantee of any outstanding commercial paper issued by PNC Funding. There is no limitation under the indenture on the issuance of additional senior indebtedness of PNC.

Guarantees of Subordinated Debt Securities

The guarantees of the subordinated debt securities (“subordinated guarantees”) will be subordinated in right of payment to all senior indebtedness of PNC. (Section 12.04) In certain events of insolvency of PNC, the subordinated guarantees will also be effectively subordinated in right of payment to all “other guarantor obligations” (as defined in the indenture). (Section 12.05) “Other guarantor obligations” means obligations of PNC associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts or any similar arrangements, unless the instrument by which PNC incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC. (Section 1.01)

Upon the liquidation, dissolution, winding up, or reorganization of PNC, PNC must pay to the holders of all senior indebtedness of PNC the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC has made those payments on the senior indebtedness:

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(i) there are amounts available for payment on the subordinated debt securities (as defined in the indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other guarantor obligations” have not received their full payments, then

•	PNC shall first use such excess proceeds to pay in full all such “other guarantor obligations” before PNC makes any payment in respect of the subordinated debt securities. (Section 12.05)

In addition, PNC may not make any payment on the subordinated debt securities in the event:

•	PNC has failed to make full payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC, or

•	any event of default with respect to any senior indebtedness of PNC has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities. (Section 12.06)

Because of the subordination provisions and the obligation to pay excess proceeds, in the event of insolvency, holders of subordinated guarantees of PNC may recover less, ratably, than holders of senior indebtedness of PNC, “other guarantor obligations” (as defined in the indenture) and other creditors of PNC. (Section 3.12, 12.04, 12.05, 12.06 and 12.14)

As provided in the indenture, in the event of insolvency of PNC, the holders of the subordinated guarantees are subject to an obligation to pay any excess proceeds to creditors in respect of any unpaid “other guarantor obligations” (as defined in the indenture).

The subordinated guarantees will also rank equally in right of payment with PNC’s guarantee of the following subordinated notes of PNC Funding as of the date of this prospectus:

•	5 1/4% Subordinated Notes Due 2015 and 5.625% Subordinated Notes due 2017.

As with holders of the subordinated guarantees, the holders of the foregoing guarantees of the subordinated notes of PNC Funding are subject to an obligation to pay any excess proceeds to creditors in respect of any unpaid “other guarantor obligations.” Therefore, in the event of insolvency of PNC, holders of the subordinated guarantees will recover the same, ratably, as holders of PNC’s guarantees of such subordinated notes of PNC Funding.

The subordinated guarantees will also rank equally with the 4.625% Subordinated Notes due 2013 originally issued by Mercantile Bankshares Corporation, which are obligations of PNC, and the 6.875% Subordinated Notes due 2019 originally issued by National City Corporation, which are obligations of PNC.

PNC’s junior subordinated debentures, discussed below, rank junior to the subordinated guarantees.

Effect of Subordination Provisions

By reason of the subordination provisions described above and as described more fully in the applicable prospectus supplement, in the event of insolvency of PNC Funding, holders of subordinated notes may recover less, ratably, than holders of senior indebtedness of PNC Funding and “other company obligations.” Holders of subordinated notes may also recover less, ratably, than other creditors of PNC Funding. Similarly, holders of subordinated guarantees may recover less, ratably, than holders of senior indebtedness of PNC and “other guarantor obligations,” and may also recover less, ratably, than holders of other creditors of PNC.

Certain Covenants

The indenture contains certain covenants that impose various restrictions on us and, as a result, afford the holders of debt securities certain protections. The section below provides a description of the covenants. You should review the full text of the covenants to be able to evaluate the covenants.

Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank

The covenant described below is designed to ensure that, for so long as any senior debt securities or convertible senior debt securities are issued and outstanding, PNC will continue directly or indirectly to own and thus serve as the holding company for its “principal subsidiary banks.” When we use the term “principal subsidiary banks,” we mean each of:

•	PNC Bank, National Association (“PNC Bank”),

•	any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of PNC and its subsidiaries,

•	any other subsidiary bank designated as a principal subsidiary bank by the board of directors of PNC, or

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any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.

As of the date hereof, PNC’s only principal subsidiary banks are PNC Bank and its parent, PNC Bancorp, Inc.

The indenture prohibits PNC, unless debtholder consent is obtained from the holders of senior debt securities and convertible senior debt securities, from:

•	selling or otherwise disposing of, and permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,

•	permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, or

•	permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank,

if, after giving effect to any one of such transactions and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, PNC would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.

These restrictions do not apply to:

•	transactions required by any law, or any regulation or order of any governmental authority,

•	transactions required as a condition imposed by any governmental authority to the acquisition by PNC, directly or indirectly, or any other corporation or entity if thereafter,

•	PNC would own at least 80% of the voting shares of the other corporation or entity,

•	the consolidated banking assets of PNC would be at least equal to those prior thereto, and

•	the board of directors of PNC shall have designated the other corporation or entity a principal subsidiary bank,

•	transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by PNC, and

•	transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.

The indenture does permit the following:

•	the merger of a principal subsidiary bank with and into a principal subsidiary bank or PNC,

•	the consolidation of principal subsidiary banks into a principal subsidiary bank or PNC, or

•	the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or PNC. (Section 5.06) (Section 10.06)

PNC must only comply with this covenant if there are outstanding senior debt securities and a breach of this covenant is not a default with respect to subordinated debt securities.

Ownership of PNC Funding

The indenture contains a covenant that, so long as any of the debt securities are outstanding, PNC will continue to own, directly or indirectly, all of the outstanding voting shares of PNC Funding. (Section 5.07) (Section 10.07)

Restriction on Liens

The purpose of the restriction on liens covenant is to preserve PNC’s direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the senior debt securities are equally secured. The indenture prohibits PNC and its subsidiaries from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the senior debt securities are equally and ratably secured. Notwithstanding this prohibition, PNC may create or permit the following:

•	purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,

•	the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,

•	under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

•	liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation. (Section 5.08) (Section 10.08)

Consolidation or Merger

The covenant described below protects the holders of debt securities upon certain transactions involving PNC Funding or PNC by requiring any successor to PNC Funding or PNC to assume the predecessor’s obligations under the indenture. In addition, the covenant prohibits such transactions if they would result in an event of default, a default or an event which could become an event of default or a default under the indenture. PNC Funding or PNC may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation organized under the laws of any domestic jurisdiction, if:

•

the successor corporation assumes all obligations of PNC Funding or PNC, as the case may be, under the debt securities and the guarantees and under the indenture and for convertible debt securities provides for conversion rights in accordance with the terms of the indenture,

•	immediately after the transaction, no event of default or default, and no event which, after notice or lapse of time, would become an event of default or default, exists, and

•	certain other conditions are met. (Sections 10.01 and 10.03) (Sections 8.01 and 8.03)

The indenture does not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

We and the trustee may modify the indenture with the consent of the holders of the majority in aggregate principal amount of outstanding debt securities of each series affected by the modification. The following modifications and amendments, however, will not be effective against any holder without the consent of the holder of each security:

•	change the stated maturity of any payment of principal or interest,

•	reduce the principal amount of, or the premium, if any, or the interest on such debt security,

•	reduce the portion of the principal amount of an original issue discount debt security, payable upon acceleration of the maturity of that debt security,

•	change the place or places where, or the currency in which, any debt security or any premium or interest is payable,

•	impair the right of the holder to institute suit for the enforcement of any payment on or with respect to any debt security,

•

reduce the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with conditions and defaults under the indenture, or

•	modify or affect the terms and conditions of the guarantees in any manner adverse to the holder. (Section 9.02)

We and the trustee may modify and amend the indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another corporation to PNC Funding or PNC,

•	to provide for the acceptance of appointment of a successor trustee,

•	to add to the covenants of PNC Funding or PNC for the benefit of the holders of debt securities,

•	to cure any ambiguity, defect or inconsistency in the indenture, if such action does not adversely affect the holders of debt securities in any material respect,

•	to secure the debt securities under applicable provisions of the indenture,

•	to establish the form or terms of debt securities,

•	to permit the payment in the United States of principal, premium or interest on unregistered securities, or

•	to provide for the issuance of uncertificated debt securities in place of certificated debt securities. (Section 9.01)

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance with certain covenants, including those described under the captions above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank,”

“Ownership of PNC Funding” and “Restriction on Liens.” (Section 5.09) (Section 10.09) If there are no senior debt securities outstanding, PNC may omit to comply with the covenant described under the caption above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” without obtaining a waiver from the holders of subordinated debt securities. (Section 5.10) Covenants concerning the payment of principal, premium, if any, and interest on the debt securities, compliance with the terms of the indenture, maintenance of an agency, and certain monies held in trust may only be waived pursuant to a supplemental indenture executed with the consent of each affected holder of debt securities. The covenant concerning certain reports required by federal law may not be waived.

Events of Default, Defaults, Waivers

The indenture defines an event of default with respect to any series of senior debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to deposit any sinking fund payment with respect to such series when due,

•

failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of either of us or any principal subsidiary bank, or

•	any other event of default specified in the supplemental indenture under which such senior debt securities are issued or in the form of security for such securities. (Section 7.01(a)) (Section 5.01)

The indenture defines an event of default with respect to any series of subordinated debt securities as certain events involving the bankruptcy or reorganization of PNC or any principal subsidiary bank, or any other event of default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of securities for such series. (Section 7.01(b)) There is no right of acceleration in the case of events involving the bankruptcy, insolvency or reorganization of PNC Funding or of a default in the payment of principal, interest, premium, if any, or any sinking fund payment with respect to a series of subordinated debt securities or in the case of a default in the performance of any other covenant of PNC Funding or PNC in the indenture. Accordingly, payment of principal of any series of subordinated debt may be accelerated only in the case of the bankruptcy or reorganization of PNC or any principal subsidiary bank.

If an event of default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and waive certain defaults. Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may waive any past default or event of default, except a payment default, or a past default or event of default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. (Sections 7.02, 7.08 and 7.13) (Sections 5.02, 5.08 and 5.13)

The indenture defines a default with respect to any series of subordinated debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•

failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•	any other event of default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of security for such securities, or

•	events involving the bankruptcy, insolvency or reorganization of PNC Funding. (Section 7.01(c))

A breach of the covenant described under the caption above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” will not result in a default with respect to any series of subordinated debt securities. (Sections 7.01(b) and (c))

Other than its duties in the case of an event of default or a default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of debt securities unless such holders offer the trustee reasonable security or indemnity. If reasonable indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to debt securities of such series. (Sections 8.03 and 7.12) (Sections 6.03 and 5.12)

The indenture provides that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of any debt security of any series, PNC Funding will, upon demand of the trustee, pay to it, for the benefit of the holder of any such debt security, the whole amount then due and payable on such debt security for principal and interest. The indenture further provides that if PNC Funding fails to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection. (Section 7.03) (Section 5.03)

The indenture requires us to furnish annually to the trustee certificates as to the absence of any default under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines that the withholding of the notice is in the interest of those holders. (Sections 5.04 and 8.02) (Sections 10.04 and 6.02)

The holder of any debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing event of default or default with respect to debt securities of that series,

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding,

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series, and

•	the trustee has not started such proceeding within 60 days after receiving the request. (Section 7.07) (Section 5.07)

The holder of any debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on such debt security when due and to institute suit to enforce any such payment. (Section 7.08) (Section 5.08)

Convertibility

The convertible senior debt securities may, at the option of the holder, be converted into common stock of PNC in accordance with the term of such series. (Section 14.01) You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible senior debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions;

•	any circumstances in which the conversion price or rate will be adjusted;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange; and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities.

Defeasance

Senior and Subordinated Debt Securities Other than Convertible Senior Debt Securities

In the case of debt securities other than convertible senior debt securities and except as may otherwise be provided in any applicable prospectus supplement, the indenture provides that we will be discharged from our obligations under the debt securities of a series at any time prior to the stated maturity or redemption thereof when we have irrevocably deposited in trust with the trustee money and/or government securities which through the payment of principal and interest in accordance with their terms will provide sufficient funds, without reinvestment, to repay in full the debt securities of such series. Deposited funds will be in the currency or currency unit in which the debt securities are denominated. Deposited government securities will be direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call. Upon such discharge, the holders of the debt securities of such series will no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series, and replacement of lost, stolen or mutilated debt securities, and may look only to such deposited funds or obligations for payment. (Sections 11.01 and 11.02)

For federal income tax purposes, the deposit and discharge may, depending on a variety of factors, result in a taxable gain or loss being recognized by the holders of the affected debt securities. You are urged to consult your own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than federal income tax laws.

Convertible Senior Debt Securities

We may choose to defease the convertible senior debt securities in one of two ways as follows. If we do so choose, we will state that in the prospectus supplement.

(1) Full Defeasance. We may terminate or “defease” our obligations under the indenture of any series of convertible senior debt securities, provided that certain conditions are met, including:

•

we must irrevocably deposit in trust for the benefit of all holders, a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates;

•

there must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and just repaid the security. Under current tax law you could recognize gain or loss; and

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an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the NYSE they will not be delisted.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Your right to convert your debt security remains after defeasance.

(2) Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

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deposit in trust for the benefit of the holders of the debt securities a combination of U.S. dollars and U.S. government obligations specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. (Sections 13.01-13.06)

Governing Law

The indenture provides that the debt securities and the guarantees will be governed by, and construed, in accordance with, the laws of the Commonwealth of Pennsylvania. (Section 1.13) (Section 1.12).

Global Securities

Registered Securities

Unless we specify otherwise in the applicable supplement, we will issue the debt securities in registered, and not bearer, form. This means that our obligation runs to the holder of the debt security named on the face of the debt security. Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities.

We refer to those persons who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry, form or in street name will be indirect owners.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable supplement, we will issue each debt security in global, or book-entry, form. This means that we will not issue actual notes to investors. Instead, we will issue global debt securities in registered form representing the entire issuance of debt securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depositary on behalf of other financial institutions that participate in that depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because debt securities issued in global form are registered in the name of the depositary, we will recognize only the depositary as the holder of the debt securities. This means that we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants are not obligated to pass these payments along under the terms of the debt securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own debt securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant in the depositary’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities. The depositary will not have knowledge of the actual beneficial owners of the debt securities.

Book-Entry System

The depositary will be The Depository Trust Company, known as DTC, unless otherwise identified in the prospectus supplement relating to the series. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary for such global security or any nominee thereof to a successor of such depositary or a nominee of such successor. (Section 2.05).

If DTC is the depositary for a series of debt securities, the series will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global security will be issued for each series of debt securities, in the aggregate principal amount of the series, and will be deposited with DTC. If, however, the aggregate principal amount of the series of debt securities exceeds $500 million, one global security will be issued with respect to each $500 million of principal amount and an additional global security will be issued with respect to any remaining principal amount of the series.

DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides custody and asset servicing for approximately 3.5 million securities issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of certificates representing securities. Direct participants include both U.S. and

non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation known as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). DTC has Standard & Poor’s highest rating: AAA/A-1+. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the global securities, and that DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any series of debt securities is redeemable, we will send redemption notices to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for a series of debt securities will indicate whether such series is redeemable.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

A beneficial owner must give any required notice of its election to have its debt securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its debt securities by causing the direct participant to transfer its interest in the debt securities on DTC’s records. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered debt securities to the applicable trustee or agent’s DTC account.

Principal and interest payments on the global securities deposited with DTC will be made to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC or PNC Funding, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the trustee, who unless otherwise indicated in the applicable prospectus supplement, will be PNC Funding’s paying agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of PNC Funding, PNC, the trustee, any paying agent, or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of debt securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

If DTC is at any time unwilling, unable or ineligible to continue as the depositary and a successor depositary is not appointed by PNC Funding, PNC Funding will issue certificated debt securities for each series in definitive form in exchange for each global security. If PNC Funding determines not to have a series of debt securities represented by a global security, which it may do, it will issue certificated debt securities for such series in definitive form in exchange for the global security. In either instance, a beneficial owner will be entitled to physical delivery of certificated debt securities for such series in definitive form equal in principal amount to such beneficial owner’s beneficial interest in the global security and to have such certificated debt securities for such series registered in such beneficial owner’s name. Certificated debt securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. If so stated in the relevant prospectus supplement, beneficial owners may elect to hold interests in the debt securities through either DTC (in the United States), Clearstream Banking S.A., known as “Clearstream, Luxembourg,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank S.A./N.V., 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

We have provided the descriptions of the operations and procedures of DTC, Clearstream, Luxembourg and Euroclear solely as a matter of convenience. The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. We and the paying agent do not take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream, Luxembourg and Euroclear or their participants directly to discuss these matters.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Clearance and Settlement Procedures

Unless otherwise mentioned in the relevant prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions that are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Regarding the Trustee

In the ordinary course of business, we may maintain lines of credit with one or more trustees for a series of debt securities and the principal subsidiary banks and other subsidiary banks may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

Trustee’s Duty to Resign Under Certain Circumstances

PNC Funding may issue both senior and subordinated debt securities under the indenture. Because the subordinated debt securities will rank junior in right of payment to the senior debt securities, the occurrence of a default under the indenture with respect to the subordinated debt securities or any senior debt securities could create a conflicting interest under the Trust Indenture Act of 1939, as amended, with respect to any trustee who serves as trustee for both senior and subordinated debt securities. In addition, upon the occurrence of a default under the indenture with respect to any series of debt securities the trustee of which maintains banking relationships with PNC Funding or PNC, such trustee would have a conflicting interest under the Trust Indenture Act as a result of such business relationships. If a default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the subordinated debt securities or the senior debt securities. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

DESCRIPTION OF COMMON STOCK

General

As of the date of the prospectus, PNC is authorized to issue 800,000,000 shares of common stock.

The following summary is not complete. You should refer to the applicable provisions of PNC’s Amended and Restated Articles of Incorporation, which you can find as Exhibit 3.1 of PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), including the statements with respect to shares pursuant to which the outstanding series of preferred stock were issued and any additional series may be issued and to the Pennsylvania Business Corporation Law, or PBCL, for a complete statement of the terms and rights of the common stock.

Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. Holders of common stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of stock of PNC, and are not subject to liability for further calls or assessments. The common stock does not have any sinking fund, conversion or redemption provisions.

In the event of dissolution or winding up of the affairs of PNC, holders of common stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.

The board of directors of PNC may, except as otherwise required by applicable law or the rules of the New York Stock Exchange, cause the issuance of authorized shares of common stock without shareholder approval to such persons and for such consideration as the board of directors may determine in connection with acquisitions by PNC or for other corporate purposes.

Computershare Services, LLC Chicago, Illinois, is the transfer agent and registrar for PNC’s common stock. The shares of common stock are listed on the New York Stock Exchange under the symbol “PNC.” The outstanding shares of common stock are, and the shares offered by this prospectus and the applicable prospectus supplement will be, validly issued, fully paid and nonassessable, and the holders of the common stock are not and will not be subject to any liability as shareholders.

Dividends

Holders of PNC’s common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The payment of future dividends is subject to the discretion of our board of directors which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions. We are incorporated in Pennsylvania and governed by the PBCL. PNC’s board of directors may not pay or set apart dividends on common stock until dividends for all past dividend periods on any series of outstanding preferred stock have been paid or declared and set apart for payment. Under the PBCL, PNC cannot pay dividends if, after giving effect to the dividend payments, it would be unable to pay its debts as they become due in the usual course of its business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed if it were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends. Furthermore, the Federal Reserve, in its expectation that a bank holding company act as a source of financial strength to its subsidiary banks, has reiterated the requirement to inform and consult with the Federal Reserve before paying dividends that could raise safety and soundness concerns.

The terms of each of PNC’s outstanding series of preferred stock, including the terms of the senior preferred stock we issued to the US Department of the Treasury, prohibit us from paying dividends with respect to PNC’s common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock have been paid. In addition, due to PNC’s participation in the US Department of the Treasury’s Capital Purchase Program, until the earlier of December 31, 2011 and the date as of which PNC has redeemed all of the Series N Preferred Stock or the US Department of the Treasury has transferred all of the Series N Preferred Stock to third parties, we will not be able to increase the dividends on PNC’s common stock above $0.66 per common share per quarter without the consent of the US Department of the Treasury. Any increase in dividends while PNC remains subject to these restrictions would depend on the status of our efforts to put ourselves into position to redeem the US Department of the Treasury’s investment in PNC.

Dividends from PNC’s subsidiary banks are the primary source of funds for payment of dividends to PNC stockholders and there are statutory limits on the amount of dividends that our subsidiary banks can pay to us without regulatory approval. PNC is a holding company that conducts substantially all of its operations through its bank subsidiaries and other subsidiaries. As a result, PNC’s ability to make dividend payments on the common stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us, and those restrictions can vary among the different subsidiaries based on performance, capital and other factors. For additional information regarding the regulatory restrictions applicable to PNC and its subsidiaries, see “Item 1. Business—Supervision and Regulation” in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), which is incorporated by reference herein.

PNC has outstanding junior subordinated debentures with various interest rates and maturities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, PNC may not during the deferral period:

•	declare or pay any cash dividends on any of its common stock,

•	redeem any of its common stock,

•	purchase or acquire any of its common stock, or

•	make a liquidation payment on any of its common stock.

Other Provisions

PNC’s Amended and Restated Articles of Incorporation and bylaws contain various provisions that may discourage or delay attempts to gain control of PNC. PNC’s bylaws include provisions:

•	authorizing the board of directors to fix the size of the board between five and 36 directors,

•	authorizing directors to fill vacancies on the board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors,

•	authorizing only the board of directors or the Chairman of the board to call a special meeting of shareholders,

•	providing advance notice requirements for director nominations and business to be properly brought before a shareholder meeting, and

•	authorizing a majority of the board of directors to alter, amend, add to or repeal the bylaws.

PNC’s Amended and Restated Articles of Incorporation vest the authority to make, amend and repeal the bylaws in the board of directors, subject to the power of its shareholders to change any such action.

Provisions of Pennsylvania law also could make it more difficult for a third party to acquire control of PNC or have the effect of discouraging a third party from attempting to control PNC. The PBCL allows Pennsylvania corporations to elect to either be covered or not be covered by certain of the “anti-takeover” provisions. PNC has elected in its bylaws not to be covered by Subchapter G of Chapter 25 of the PBCL, which would otherwise enable existing shareholders of PNC in certain circumstances to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition. PNC has also opted out of the protection of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable PNC to recover certain payments made to shareholders who have evidenced an intent to acquire control of PNC. However, the following provisions of the PBCL do apply to PNC:

•	shareholders are not entitled to call a special meeting (Section 2521),

•	unless the Amended and Restated Articles of Incorporation provided otherwise, action by shareholder consent must be unanimous (Section 2524),

•	shareholders are not entitled to propose an amendment to the Amended and Restated Articles of Incorporation (Section 2535),

•

certain transactions with interested shareholders (such as mergers or sales of assets between the company and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538),

•	a five year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556), and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).

In addition, in certain instances the ability of PNC’s board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in PNC being less attractive to a potential acquirer, or result in PNC shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

The ability of a third party to acquire PNC is also limited under applicable banking regulations. The Bank Holding Company Act of 1956 (the “Bank Holding Company Act”) requires any “bank holding company” (as defined in such act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. Furthermore, while PNC does not have a shareholder rights plan currently in effect, under Pennsylvania law, PNC’s board of directors can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire PNC on terms not approved by PNC’s board of directors.

While PNC does not currently have a shareholder rights plan, commonly referred to as a “poison pill,” under Pennsylvania law PNC’s board of directors can adopt a rights plan without shareholder approval. If adopted, a rights plan could operate to cause substantial dilution to a person or group who attempts to acquire PNC.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of PNC’s preferred stock that may be offered by this prospectus as well as the specific terms of our outstanding series of preferred stock and certain terms of our authorized but unissued series of preferred stock. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of PNC’s Amended and Restated Articles of Incorporation. You should read PNC’s Amended and Restated Articles of Incorporation, which includes the designations relating to each series of the preferred stock for additional information before you buy any preferred stock.

General

PNC’s authorized capital stock includes 20,000,000 shares of preferred stock, par value $1.00 per share as reflected in PNC’s Amended and Restated Articles of Incorporation. The board of directors of PNC is authorized without further shareholder action to cause the issuance of additional shares of preferred stock. Any additional preferred stock may be issued in one or more series, each with the preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as the PNC board may determine at the time of issuance.

The rights of the holders of PNC’s common stock are subject to any rights and preferences of the outstanding series of preferred stock and the preferred stock offered in this prospectus. In addition, the rights of the holders of PNC’s common stock and any outstanding series of PNC’s preferred stock, would be subject to the rights and preferences of any additional shares of preferred stock, or any series thereof, which might be issued in the future.

The existence of authorized but unissued preferred stock could have the effect of discouraging an attempt to acquire control of PNC. For example, preferred stock could be issued to persons, firms or entities known to be friendly to management.

PNC has outstanding junior subordinated debentures with various interest rates and maturities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, PNC may not during the deferral period:

•	declare or pay any cash dividends on any of its preferred stock,

•	redeem any of its preferred stock,

•	purchase or acquire any of its preferred stock, or

•	make a liquidation payment on any of its preferred stock.

Terms of Preferred Stock

General

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, the shares of each series of preferred stock will upon issuance rank on parity in all respects with PNC’s currently existing series of preferred stock, described below, and each other series of preferred stock of PNC outstanding at that time. Holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by PNC. Unless otherwise specified in the applicable prospectus supplement, Computershare Investor Services, LLC, Chicago, IL, will be the transfer agent and registrar for the preferred stock.

Because PNC is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors and preferred shareholders, except to the extent PNC may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

PNC may elect to offer depositary shares evidenced by depositary receipts. If PNC so elects, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of the preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Description of Depositary Shares” below.

Dividends

The holders of the preferred stock will be entitled to receive dividends, if declared by the PNC board or a duly authorized committee thereof. The applicable prospectus supplement will specify the dividend rate and dates on which dividends will be payable. The rate may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. PNC will pay dividends to the holders of record as they appear on the stock books of PNC on the record dates fixed by the PNC board or a duly authorized committee thereof. PNC may pay dividends in the form of cash, preferred stock (of the same or a different series) or common stock of PNC, in each case as specified in the applicable prospectus supplement.

Any series of preferred stock will, with respect to the priority of payment of dividends, rank senior to all classes of common stock and any class of stock PNC issues that specifically provides that it will rank junior to such preferred stock in respect to dividends, whether or not the preferred stock is designated as cumulative or noncumulative.

The applicable prospectus supplement will state whether dividends on any series of preferred stock are cumulative or noncumulative. If the PNC board does not declare a dividend payable on a dividend payment date on any noncumulative preferred stock, then the holders of that noncumulative preferred stock will not be entitled to receive a dividend for that dividend period, and PNC will have no obligation to pay any dividend for that dividend period, even if the PNC board declares a dividend on that series payable in the future. Dividends on any cumulative preferred stock will accrue from the date of issuance or the date specified in the applicable prospectus supplement.

The PNC board will not declare and pay a dividend on PNC’s common stock or on any class or series of stock of PNC ranking subordinate as to dividends to a series of preferred stock (other than dividends payable in common stock or in any class or series of stock of PNC ranking subordinate as to dividends and assets to such series), until PNC has paid in full dividends for all past dividend periods on all outstanding senior ranking cumulative preferred stock and has declared a current dividend on all preferred stock ranking senior to that series. If PNC does not pay in full dividends for any dividend period on all shares of preferred stock ranking equally as to dividends, all such shares will participate ratably in the payment of dividends for that period in proportion to the full amounts of dividends to which they are entitled.

Voting

Except as provided in this prospectus or in the applicable prospectus supplement, or as required by applicable law, the holders of preferred stock will not be entitled to vote. Except as otherwise required by law or provided by the PNC board and described in the applicable prospectus supplement, holders of preferred stock having voting rights and holders of common stock vote together as one class. Holders of preferred stock do not have cumulative voting rights.

If PNC has failed to pay, or declare and set apart for payment, dividends on all outstanding shares of preferred stock in an amount that equals six quarterly dividends at the applicable dividend rate for such preferred stock, whether or not cumulative, then the number of directors of PNC will be increased by two at the first annual meeting of shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of all outstanding preferred stock voting together as a class will be entitled to elect those two additional directors to hold office for a term of one year. Upon such payment, or declaration and setting apart for payment, in full, the terms of the two additional directors will end, and the number of directors of PNC will be reduced by two, and such voting rights of the holders of preferred stock will end, subject to increase in the number of directors as described above and to revesting of this voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as described above.

Unless PNC receives the consent of the holders of at least two-thirds of the outstanding shares of preferred stock of all series, PNC will not:

•	create or increase the authorized number of shares of any class of stock ranking senior to the preferred stock as to dividends or assets, or

•

change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights of the preferred stock in any material respect adverse to the holders of the preferred stock.

If any change to the rights of the preferred stock will affect any particular series materially and adversely as compared to any other series of preferred stock, PNC first must obtain the consent of the holders of at least two-thirds of the outstanding shares of that particular series of preferred stock.

The holders of the preferred stock of a series will not be entitled to participate in any vote regarding a change in the rights of the preferred stock if PNC makes provision for the redemption of all the preferred stock of such series. See “Redemption by PNC” below. PNC is not required to obtain any consent of holders of preferred stock of a series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank junior or equal to the preferred stock of such series with respect to dividends and liquidation rights.

Voting Rights Under Pennsylvania Law. The PBCL attaches mandatory voting rights to preferred stock in connection with certain amendments to PNC’s Amended and Restated Articles of Incorporation, under which the holders of preferred stock of a particular series would be entitled to vote as a class if the amendment would:

•	authorize our board of directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class;

•	make any changes in the preferences, limitations or special rights (other than preemptive rights or the rights to vote cumulatively) of the shares of a class or series adverse to the class or series;

•	authorize a new class or series of shares having a preference as to dividends or assets that is senior to the shares of a class or series;

•	increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series; or

•	make the outstanding shares of a class or series redeemable by a method that is not pro rata, by lot or otherwise equitable.

Holders of outstanding shares of preferred stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in PNC’s Amended and Restated Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of articles amendments discussed above.

Under interpretations adopted by the Federal Reserve or its staff, if the holders of preferred stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described above, that series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over PNC) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when the series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire more than 5% of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire 10% or more of that series.

Liquidation of PNC

In the event of the voluntary or involuntary liquidation of PNC, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions before any distribution is made to the holders of common stock or of any class or series of stock of PNC ranking subordinate to that series, in the amount fixed by the PNC board for that series and described in the applicable prospectus supplement, plus, if dividends on that series are cumulative, accrued and unpaid dividends.

Redemption by PNC

PNC may redeem the whole or any part of the preferred stock at the times and at the amount for each share set forth in the applicable prospectus supplement.

PNC may acquire preferred stock from time to time at the price or prices that PNC determines. If cumulative dividends, if any, payable for all past quarterly dividend periods have not been paid, or declared and set apart for payment, in full, PNC may not acquire preferred stock except in accordance with an offer made in writing or by publication to all holders of record of shares of preferred stock.

Redemption of preferred stock is generally subject to prior regulatory approval.

Conversion

The prospectus supplement may set forth the rights, if any, for a holder of preferred stock to convert that preferred stock into common stock or any other class of capital securities of PNC.

Preferred Stock Currently Outstanding

As of the date of this prospectus, PNC’s board of directors has authorized the issuance of:

•	98,583 shares of $1.80 Cumulative Convertible Preferred Stock, Series A, with a per share liquidation preference of $40.00 (of which 6,233 were outstanding as of December 31, 2009);

•	38,542 shares of $1.80 Cumulative Convertible Preferred Stock, Series B, with a per share liquidation preference of $40.00 (of which 1,105 were outstanding as of December 31, 2009);

•	1,433,935 shares of $1.60 Cumulative Convertible Preferred Stock, Series C, with a per share liquidation preference of $20.00 (of which 118,108 were outstanding as of December 31, 2009);

•	1,766,140 shares of $1.80 Cumulative Convertible Preferred Stock, Series D, with a per share liquidation preference of $20.00 (of which 167,841 were outstanding as of December 31, 2009);

•

338,100 shares of $2.60 Cumulative Nonvoting Preferred Stock, Series E, with a per share liquidation preference of $27.75 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock);

•

6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F, with a per share liquidation preference of $50.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock);

•

450,000 shares of Junior Participating Preferred Stock, Series G associated with our rights plan under which the outstanding rights expired on February 28, 2007, and the shareholders’ rights plan pursuant to which such rights were issued was of no further force or effect;

•	7,500 shares of 7.00% Non-Cumulative Preferred Stock, Series H, with a per share liquidation preference of $100,000 (of which none are currently outstanding);

•	5,000 shares of Fixed-To-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, with a per share liquidation preference of $100,000 (of which none are currently outstanding);

•	3,750 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J, with a per share liquidation preference of $100,000 (of which none are currently outstanding);

•

50,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, with a per share liquidation preference of $10,000 (“Series K Preferred Stock”) (of which 50,000 were outstanding as of December 31, 2009);

•

1,725 shares of 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L, with a per share liquidation preference of $100,000 (“Series L Preferred Stock”) (of which 1,500 were outstanding as of December 31, 2009);

•	5,751 shares of Non-Cumulative Perpetual Preferred Stock, Series M, with a per share liquidation preference of $100,000 (“Series M Preferred Stock”) (of which none are currently outstanding); and

•

75,792 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series N, with a per share liquidation preference of $100,000 (“Series N Preferred Stock”) (of which 75,792 were outstanding as of December 31, 2009).

Computershare Investor Services, LLC, Chicago, IL, is transfer agent and registrar for all outstanding series of preferred stock.

Summary of Key Terms of Outstanding Preferred Stock

Preferred Series	Annual Dividend Rate (Payable Quarterly)	Cumulative Dividend	Conversion Rate	Voting Right (Based on Conversion Rate)	Liquidation Value per Share	Redeemable
A	$1.80	Yes	1 preferred: 8 common	Yes	$40	Yes
B	$1.80	Yes	1 preferred: 8 common	Yes	$40	No
C	$1.60	Yes	2.4 preferred; 4 common	Yes	$20	Yes
D	$1.80	Yes	2.4 preferred; 4 common	Yes	$20	Yes
K	(1)	No	None	(1)	$10,000	(1)
L	(1)	No	None	(1)	$100,000	(1)
N	(1)	Yes	None	(1)	$100,000	(1)

(1)	See discussion of particular terms for this series of preferred stock below.

Series A, B, C and D Preferred Stock

Holders of outstanding Series A, B, C, and D Preferred Stock are entitled to cumulative dividends at the annual rates set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock,” which are payable quarterly when and as declared by the board of directors of PNC.

Holders of outstanding Series A, B, C, and D Preferred Stock are entitled to a number of votes equal to the number of full shares of common stock into which their preferred stock is convertible. Holders of outstanding Series A, B, C, and D Preferred Stock currently are entitled to the conversion privileges set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock.”

In the event of a liquidation of PNC, holders of outstanding Series A, B, C, and D Preferred Stock are entitled to receive the amounts set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock,” plus all dividends accrued and unpaid thereon, before any payments are made with respect to common stock.

Series A, C and D Preferred Stock are redeemable at any time at the option of PNC at redemption prices equal to their respective liquidation preference amounts, plus accrued and unpaid dividends, if any. Series B Preferred Stock is not redeemable.

Series A, B, C, and D Preferred Stock are convertible into common stock (unless called for redemption and not converted within the time allowed therefor), at any time at the option of the holder. No adjustment will be made for dividends on preferred stock converted or on common stock issuable upon conversion. The conversion rate of each series of convertible preferred stock will be adjusted in certain events, including payment of stock dividends on, or splits or combinations of, the common stock or issuance to holders of common stock of rights to purchase common stock at a price per share less than 90% of current market price as defined in the Amended and Restated Articles of Incorporation of PNC. Appropriate adjustments in the conversion provisions also will be made in the event of certain reclassifications, consolidations or mergers or the sale of substantially all of the assets of PNC.

Series A and B Preferred Stock are currently traded in the over-the-counter market. Series C and D Preferred Stock are listed and traded on the New York Stock Exchange.

Series K Preferred Stock

Dividends

Dividends on shares of the Series K Preferred Stock are not mandatory. Holders of Series K Preferred Stock are entitled to receive, when, as, and if declared by PNC’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference of the Series K Preferred Stock at a rate equal to (1) 8.25% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, May 21, 2013 (the “Fixed Rate Period”), and (2) three-month LIBOR plus a spread of 4.22% per annum, for each quarterly dividend period from May 21, 2013 through the redemption date of the Series K Preferred Stock, if any (the “Floating Rate Period”). In the event that we issue additional shares of Series K Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.

If declared by PNC’s board of directors or a duly authorized committee of our board, during the Fixed Rate Period, we will pay dividends on the Series K Preferred Stock semi-annually, in arrears, on May 21 and November 21 of each year. If declared by PNC’s board of directors or a duly authorized committee of our board, during the Floating Rate Period, we will pay dividends on the Series K Preferred Stock quarterly, in arrears, on February 21, May 21, August 21 and November 21 of each year, beginning on May 21, 2013.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series K Preferred Stock for the Fixed Rate Period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series K Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series K Preferred Stock called for redemption.

Dividends on shares of Series K Preferred Stock are not cumulative. Accordingly, if the board of directors or a duly authorized committee of the board does not declare a dividend on the Series K Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series K Preferred Stock are declared for any future dividend period.

So long as any share of Series K Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series K Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series K Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

As used in this description, “junior stock” means PNC’s common stock and any other class or series of stock of PNC hereafter authorized over which Series K Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of PNC.

When dividends are not paid in full upon the shares of Series K Preferred Stock and any parity stock, all dividends declared upon shares of Series K Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series K Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

As used in this description, “parity stock” means any other class or series of stock of PNC that ranks on a parity with the Series K Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC. Parity stock includes Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series L Preferred Stock and Series N Preferred Stock and would include Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and Series M Preferred Stock, if issued.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by PNC’s board of directors or a duly authorized committee of the board, may be declared and paid on PNC’s common stock and any other stock ranking equally with or junior to the Series K Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series K Preferred Stock shall not be entitled to participate in any such dividend.

Voting Rights

Except as provided below or as otherwise provided by applicable law, the holders of the Series K Preferred Stock have no voting rights.

Right to Elect Two Directors upon Nonpayment. If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Series K Preferred Stock or any other series of preferred stock for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors shall be increased by two at PNC’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of preferred stock of all series shall have the right, voting as a class with holders of any other equally ranked series of preferred stock that have similar voting rights, to elect such two additional members of PNC’s board of directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of preferred stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above.

If the holders of Series K Preferred Stock become entitled to vote for the election of directors, the Series K Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve. As a result, certain holders of Series K Preferred Stock may become subject to regulations under the Bank Holding Company Act. For further discussion of the regulations of the Federal Reserve Board, see “Description of Preferred Stock—General” in the accompanying prospectus.

Other Voting Rights. So long as any shares of Series K Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series K Preferred Stock, voting separately as a class, shall be required to:

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authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PNC;

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amend the provisions of PNC’s Amended and Restated Articles of Incorporation so as to materially and adversely affect the powers, preferences, privileges or rights of the Series K Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series K Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series K Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of PNC will not be deemed to affect adversely the powers, preferences, privileges or rights of the Series K Preferred Stock; and

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consolidate with or merge into any other corporation unless the shares of Series K Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series K Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series K Preferred Stock to effect such redemption.

Redemption

The Series K Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series K Preferred Stock is not redeemable prior to May 21, 2013. On and after that date, the Series K Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series K Preferred Stock will have no right to require the redemption or repurchase of the Series K Preferred Stock.

Series L Preferred Stock

Dividends

Holders of Series L Preferred Stock are entitled to receive non-cumulative cash dividends, only when, as and if declared by PNC’s board of directors (or a duly authorized committee of the board) from funds legally available, payable at the applicable dividend rate applied to the liquidation preference per share of the Series L Preferred Stock, calculated on each share from the original issue date as described under “—Dividend Rate” below.

Dividend Rate. Any dividends on shares of Series L Preferred Stock will be calculated as follows: (a) prior to February 1, 2013, at a rate per annum equal to 9.875%, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal three-month LIBOR (as defined in the certificate of designation) for the related dividend period plus 6.330%. Any dividends will be calculated prior to February 1, 2013 based on a 360-day year consisting of twelve 30-day months and thereafter based on the actual number of days in the dividend period using a 360-day year.

Dividend Payment Date. The dividend payment dates for Series L Preferred Stock are February 1, May 1, August 1 and November 1 of each year. If a dividend payment date prior to February 1, 2013 is not a business day, then the applicable dividend shall be paid on the next business day, without adjustment to the dividend payable for the relevant dividend period. If any day on or after February 1, 2013 that would otherwise be a dividend payment date is not a business day, then the next business day will be the applicable dividend payment date.

We may pay a partial dividend or skip a dividend payment on the Series L Preferred Stock at any time. During any dividend period, so long as any shares of Series L Preferred Stock remain outstanding, unless (a) the full dividends for the then-current dividend period on all outstanding shares of Series L Preferred Stock have been paid, or declared and funds set aside therefor, and (b) we are not in default on our obligations to redeem any shares of the Series L Preferred Stock that have been called for redemption, no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock. PNC and its subsidiaries also may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will we pay to or make available any monies for a sinking fund for the redemption of, any junior stock unless we have paid full dividends on the Series L Preferred Stock for the most recently completed dividend period.

The right of holders of the Series L Preferred Stock to receive dividends is non-cumulative. If PNC’s board of directors does not declare a dividend on the Series L Preferred Stock or declares less than a full dividend in respect of any dividend period, then the holders of the Series L Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and PNC will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series L Preferred Stock or any other class or series of its authorized preferred stock.

Voting Rights

Holders of the Series L Preferred Stock have no voting rights except as provided below or as otherwise provided by applicable law.

If and when dividends payable on the Series L Preferred Stock or on any other class or series of PNC’s stock, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Series L Preferred Stock as to payment of dividends and that have comparable voting rights (which we refer to in this section as “Voting Parity Stock”) shall have not been declared and paid (i) in the case of the Series L Preferred Stock and Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting PNC’s board of directors will be increased by two and the holders of shares of Series L Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional directors at any annual or special meeting of shareholders called for the purpose of electing directors or any special meeting of holders of shares of Series L Preferred Stock and holders of Voting Parity Stock. In the case of the Series L Preferred Stock and any other affected class or series of preferred stock that bears dividends on a non-cumulative basis, these voting rights shall continue until full dividends have been paid for at least one year. In the case of any class or series of preferred stock that bears dividends on a cumulative basis, these voting rights shall continue until cumulative dividends have been paid in full.

Unless we amend PNC’s articles of incorporation to require different classes and series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with Series L Preferred Stock as a single class, so long as any shares of Series L Preferred Stock have been issued and are outstanding, we will not issue any Voting Parity Stock with a liquidation preference less than $100,000 per share.

So long as any shares of Series L Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by PNC’s Amended and Restated Articles of Incorporation:

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Creation of Senior Stock. The vote or consent of the holders of at least two-thirds of the outstanding shares of Series L Preferred Stock and any other class or series of preferred stock ranking on a parity with, or junior to, the Series L Preferred Stock with respect to payment of dividends and distribution of assets on our liquidation at the time outstanding (other than any class or series of preferred stock with a liquidation preference that is less than $100,000 per share, unless PNC’s Amended and Restated Articles of Incorporation requires such class or series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Series L Preferred Stock as a single class), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or authorizing any amendment of PNC’s Amended and Restated Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series L Preferred Stock with respect to the payment of dividends or the distribution of assets on our liquidation; in addition, if any series of outstanding preferred stock is more adversely affected by such amendment than the other series, the amendment must also be approved by the two-thirds vote of such series;

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Amendment of Articles of Incorporation. The vote or consent of the holders of at least a majority of the outstanding shares of Series L Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or authorizing any amendment to PNC’s Amended and Restated Articles of Incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Series L Preferred Stock so as to affect them adversely; provided that the amendment of PNC’s Amended and Restated Articles of Incorporation so as to authorize or create, or to increase the authorized amount of any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series L Preferred Stock as to payment of dividends, any junior stock or other capital stock ranking on a parity with the Series L Preferred Stock in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series L Preferred Stock; and

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Certain Mergers and Consolidations. The vote or consent of the holders of at least a majority of the outstanding shares of Series L Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose, shall be necessary to effect or authorize any merger or consolidation of PNC with or into any entity other than a corporation, or any merger or consolidation of PNC with or into any other corporation if PNC is not the surviving corporation in such merger or consolidation and if the Series L Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of PNC’s Amended and Restated Articles of Incorporation, would not require a vote of the holders of the Series L Preferred Stock under either of the preceding paragraphs.

Redemption

The Series L Preferred Stock is not redeemable prior to February 1, 2013. On that date or on any date after that date, the Series L Preferred Stock will be redeemable solely at our option, in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends without regard to any undeclared dividends. The Series L Preferred Stock is not subject to any sinking fund, and we have no other obligation to redeem, repurchase or retire the Series L Preferred Stock.

Series N Preferred Stock

On December 31, 2008, pursuant to the US Department of the Treasury’s Capital Purchase Program, we issued to the US Department of the Treasury 75,792 shares of Series N Preferred Stock, having a liquidation amount per share equal to $100,000 for a total price of $7,579,200,000. The holders of the Series N Preferred Stock have preferential dividend and liquidation rights over holders of PNC’s common stock. The Series N Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Series N Preferred Stock is non-voting, except in limited circumstances. Prior to December 31, 2011, unless we have redeemed all of the Series N Preferred Stock or the US Department of the Treasury has transferred all of the Series N Preferred Stock to third parties, the consent of the US Department of the Treasury will be required for us to, among other things, increase the dividends on PNC’s common stock above the most recent level prior to October 14, 2008 ($0.66 per common share on a quarterly basis), repurchase or redeem common stock except in limited circumstances. We may not redeem the Series N Preferred Stock without requisite regulatory approval.

Preferred Stock Authorized but Not Yet Outstanding

PNC has authorized but not yet issued Series H, I, J and M Preferred Stock that may be issued in the future as described below.

Series M Preferred Stock

As part of the National City transaction, PNC established the PNC Non-Cumulative Perpetual Preferred Stock, Series M, which mirrors in all material respects the former National City Non-Cumulative Perpetual

Preferred Stock, Series E. PNC has designated 5,751 preferred shares, liquidation value $100,000 per share, for this series. No shares have yet been issued; however, National City issued stock purchase contracts for 5,001 shares of its Series E Preferred Stock (now replaced by the PNC Series M as part of the National City transaction) to the National City Preferred Capital Trust I in connection with the issuance by that Trust of $500 million of 12.000% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities (the “Normal APEX Securities”) in January 2008 by the Trust. It is expected that the Trust will purchase 5,001 of the Series M preferred shares pursuant to these stock purchase contracts on December 10, 2012 or on an earlier date and possibly as late as December 10, 2013. The Trust has pledged the $500,100,000 principal amount of National City 8.729% Junior Subordinated Notes due 2043 held by the Trust and their proceeds to secure this purchase obligation.

If Series M shares are issued prior to December 10, 2012, any dividends on such shares will be calculated at a rate per annum equal to 12.000% until December 10, 2012, and thereafter, at a rate per annum that will be reset quarterly and will equal three-month LIBOR for the related dividend period plus 8.610%. Dividends will be payable if and when declared by the Board at the dividend rate so indicated applied to the liquidation preference per share of the Series M Preferred Stock. The Series M is redeemable at PNC’s option, subject to a replacement capital covenant for the first ten years after issuance and subject to Federal Reserve approval, if then applicable, on or after December 10, 2012 at a redemption price per share equal to the liquidation preference plus any declared but unpaid dividends.

Certain other terms of the Series M Preferred Stock follow.

Voting Rights

Holders of the Series M Preferred Stock when issued will have no voting rights except as provided below or as otherwise provided by applicable law.

If and when dividends payable on the Series M Preferred Stock or on any other class or series of PNC’s stock, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Series M Preferred Stock as to payment of dividends and that have comparable voting rights (which we refer to in this section as “Voting Parity Stock”), shall have not been declared and paid (i) in the case of the Series M Preferred Stock and Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting PNC’s board of directors will be increased by two and the holders of shares of Series M Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional directors at any annual or special meeting of shareholders called for the purpose of electing directors or any special meeting of holders of shares of Series M Preferred Stock and holders of Voting Parity Stock. In the case of the Series M Preferred Stock and any other affected class or series of preferred stock that bears dividends on a non-cumulative basis, these voting rights shall continue until full dividends have been paid for at least one year. In the case of any class or series of preferred stock that bears dividends on a cumulative basis, these voting rights shall continue until cumulative dividends have been paid in full.

Unless we amend PNC’s Amended and Restated Articles of Incorporation to require different classes and series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Series M Preferred Stock as a single class, so long as the Stock Purchase Contracts (as defined in the certificate of designation) have not been terminated or any shares of Series M Preferred Stock have been issued and are outstanding, we will not issue any class or series of Voting Parity Stock with a liquidation preference that is less than $100,000 per share.

So long as any shares of Series M Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by PNC’s Amended and Restated Articles of Incorporation, the vote or consent of the holders of at least a majority of the shares of Series M Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

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any amendment of PNC’s Amended and Restated Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series M Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment, alteration or repeal of any provision of PNC’s Amended and Restated Articles of Incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Series M Preferred Stock so as to affect them adversely; provided that (i) the holders of the Series M Preferred Stock and each other class or series of preferred stock ranking on a parity with, or junior to, the Series M Preferred Stock with respect to payment of dividends and distribution of assets on our liquidation (other than any class or series of preferred stock with a liquidation preference that is less than $100,000 per share, unless PNC’s Amended and Restated Articles of Incorporation requires such class or series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Series M Preferred Stock as a single class) shall vote together as a single class with respect to the authorization, or increase in the authorized amount, of any class or series of capital stock ranking senior to the Series M Preferred Stock and (ii) the amendment of the Amended and Restated Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock designated as ranking on a parity with the Series M Preferred Stock as to payment of dividends, junior stock or PNC’s other capital stock ranking on a parity with the Series M Preferred Stock in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series M Preferred Stock; or

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any merger or consolidation of PNC with or into any entity other than a corporation, or any merger or consolidation of PNC with or into any other corporation if PNC is not the surviving corporation in such merger or consolidation and if the Series M Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of PNC’s Amended and Restated Articles of Incorporation, would not require a vote of the holders of the Series M Preferred Stock under the preceding paragraph.

Series H, I and J Preferred Stock

The Series H, I and J Preferred Stock will be issued by PNC upon the direction by the United States Office of the Comptroller of the Currency (or any successor United States federal bank regulatory authority that is the primary supervisory agency for PNC Bank) (the “OCC”) to exchange the Series A Preferred Stock of PNC REIT Corp., the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual Trust Securities, liquidation preference $100,000 per security of PNC Preferred Funding Trust II or the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual Trust Securities, liquidation preference $100,000 per security of PNC Preferred Funding Trust III, on a share-for-share basis, for the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock, respectively, in connection with the occurrence of certain events of undercapitalization or receivership of PNC Bank. Terms of the Series H, I and J Preferred Stock are included in PNC’s Amended and Restated Articles of Incorporation.

DESCRIPTION OF DEPOSITARY SHARES

PNC may, at its option, elect to offer fractional interests in the preferred stock, rather than whole shares of preferred stock. If PNC does, PNC will provide for the issuance by a depositary to the public of receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of the preferred stock. We will specify that fraction in the prospectus supplement.

The shares of any series of the preferred stock underlying the depositary shares will be deposited under a deposit agreement between PNC and a depositary selected by PNC. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase the fractional shares in the preferred stock underlying the depositary shares, you will receive depositary receipts as described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

If PNC makes a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with the approval of PNC, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

Whenever PNC redeems shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as may be determined by the depositary.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of these depositary shares will cease, except the right to receive any money or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The depositary will try, insofar as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and PNC will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Conversion of Preferred Stock

If a series of the preferred stock underlying the depositary shares is convertible into shares of PNC’s common stock or any other class of capital securities of PNC, PNC will accept the delivery of depositary receipts to convert the preferred stock using the same procedures as those for delivery of certificates for the preferred stock. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares not to be converted.

Amendment and Termination of the Deposit Agreement

PNC and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. PNC or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up of PNC.

Charges of Depositary

PNC will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. PNC will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to PNC notice of its election to do so. PNC may remove the depositary at any time. Any such resignation or removal will take effect only upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from PNC that PNC delivers to the depositary and that PNC is required to furnish to the holders of the preferred stock.

Neither the depositary nor PNC will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of PNC and the depositary under the deposit agreement will be limited to performance in good faith of their respective duties under the deposit agreement. They will not be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons they believe to be competent and on documents they believe to be genuine. The depositary may rely on information provided by PNC.

DESCRIPTION OF PURCHASE CONTRACTS

PNC may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock; and

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above.

The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of PNC’s common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

PNC may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

PNC may issue warrants to purchase common stock, preferred stock or depositary shares. PNC Funding may issue warrants to purchase debt securities. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants,

•	the offering price for the debt warrants, if any,

•	the aggregate number of the debt warrants,

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants,

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities,

•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable,

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price,

•	the dates on which the right to exercise the debt warrants begins and expires,

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time,

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form,

•	information with respect to any book-entry procedures,

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the debt warrants,

•	any redemption or call provisions applicable to the debt warrants, and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

•	the title of the stock warrants,

•	the offering price of the stock warrants,

•	the aggregate number of the stock warrants,

•	the designation and terms of the common stock, preferred stock or depositary shares that are purchasable upon exercise of the stock warrants,

•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of such stock warrants issued with each such security,

•	if applicable, the date after which the stock warrants and any securities issued with the warrants will be separately transferable,

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a stock warrant and the purchase price,

•	the dates on which the right to exercise the stock warrants begins and expires,

•	if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time,

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the stock warrants,

•	any redemption or call provisions applicable to the stock warrants, and

•	any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

Warrant to US Department of the Treasury

A warrant issued to the US Department of the Treasury in connection with the preferred stock described above enables the US Department of the Treasury to purchase up to approximately 16.9 million shares of PNC common stock at an exercise price of $67.33 per share.

The warrant is immediately exercisable in full or in part, provided that the US Department of the Treasury may not transfer or exercise a portion of the warrant representing in the aggregate more than 50% of the shares underlying the warrant prior to the earlier of (i) December 31, 2009 and (ii) the date on which PNC has received aggregate gross proceeds of not less than 100% of the $7.6 billion preferred stock issue price from one or more qualified equity offerings. The warrant expires on December 31, 2018.

CERTAIN TAX CONSIDERATIONS

PNC Funding will be required to withhold the Pennsylvania Corporate Loans Tax from interest payments on debt securities held by or for those subject to such tax, principally individuals and partnerships resident in Pennsylvania and trustees of trusts held for a resident beneficiary. The tax, at the current annual rate of four mills on each dollar of nominal value ($4.00 per $1,000), will be withheld, at any time when it is applicable, from each interest payment to taxable holders of debt securities. The debt securities will be exempt, under current law, from personal property taxes imposed by political subdivisions in Pennsylvania. We will set forth in the applicable prospectus supplement additional tax considerations for the securities offered thereby.

Additional tax considerations, will be described in the applicable prospectus supplement. Holders of securities should consult their tax advisors as to the applicability to the securities and interest and dividends payable thereon of federal, state and local taxes and of withholding on interest and dividends.

PLAN OF DISTRIBUTION

These securities may be distributed under this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the applicable prospectus supplement.

PNC Funding may offer and sell debt securities and warrants being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through a combination of such methods of sale.

PNC may offer and sell common stock, preferred stock, purchase contracts, units, warrants and depositary shares being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through any combination of such methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by us. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any sales of this kind in the prospectus supplement relating to the offer.

At-the-Market Offerings

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of PNC’s common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of PNC’s common stock sold will be sold at prices related to the then prevailing market prices for PNC’s common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of PNC’s common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.

Selling Security Holders

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including commissions that we or the selling security holder must pay.

General

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts, for the account of holders of the securities, or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

In connection with an underwritten offering of the capital securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, capital securities in the open market in order to stabilize the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the capital securities in the offering if the syndicate repurchases previously distributed capital securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the capital securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Following the initial distribution of an offering of securities, our affiliates, including PNC Capital Markets LLC and other affiliates may use this prospectus supplement and the attached prospectus in connection with offers and sales of the senior notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Although we expect that delivery of securities generally will be made against payment on the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Conflicts of Interest

PNC Capital Markets LLC is an affiliate of PNC Funding Corp and The PNC Financial Services Group, Inc. The distribution arrangements for any offering in which PNC Capital Markets LLC participates will comply with the requirements of NASD Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”) regarding a FINRA member’s firm participation in the distribution of securities of an affiliate. In accordance with NASD Rule 2720 of the FINRA regulations, no FINRA member firm may make sales in such offering to any discretionary account without the prior approval of the customer.

LEGAL OPINIONS

The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2008 and 2007, and for the years then ended, incorporated in this Prospectus by reference to The PNC Financial Services Group, Inc.’s Current Report on Form 8-K dated January 15, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of The PNC Financial Services Group, Inc. for the year ended December 31, 2008, have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of National City Corporation that PNC acquired as of December 31, 2008, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 (before the effects of the retrospective adjustments to the consolidated financial statements) (not incorporated herein by reference), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs relating to the restatement of the consolidated statement of cash flows, PNC’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and PNC’s use of the equity method of accounting to recognize its investment in BlackRock, Inc.). The retrospective adjustments applied to the consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers. The consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 incorporated in this prospectus by reference to the January 15, 2010 Current Report on Form 8-K of PNC have been so incorporated by reference in reliance upon the reports of Deloitte & Touche LLP and PricewaterhouseCoopers given upon their authority as experts in accounting and auditing.

$1,000,000,000

PNC Funding Corp

3.30% Senior Notes due March 8, 2022

Unconditionally Guaranteed by

The PNC Financial Services Group, Inc.

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan Morgan Stanley PNC Capital Markets LLC

March 5, 2012